UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2015

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

181 W. Huntington Drive, Suite 202
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers;Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2015, Jikun Kim submitted his resignation as Senior Vice President and Chief Financial Officer of AeroVironment, Inc. (the “Company”). The resignation is effective February 5, 2015 and was announced in the press release discussed below.

The Company also announced the appointment of Teresa Covington, 51, as its interim Chief Financial Officer. Since May 2011, Ms. Covington has served as Vice President and Director of Finance of the Company’s Efficient Energy Systems business segment. Prior to joining the Company and from 2000 to 2011, Ms. Covington served as Senior Vice President and Chief Financial Officer of Line 6, Inc., a $100 million annual revenue musical instruments manufacturer now part of Yamaha. Ms. Covington earned her Master’s in Business Administration from Stanford University Graduate School of Business, a Master’s in Electrical Engineering from the University of Southern California and a Bachelor of Science in Electrical Engineering from the University of Illinois at Urbana-Champaign.

In connection with his resignation, Mr. Kim entered into a consulting agreement with the Company (the “Consulting Agreement”), the initial term of which is one year, ending on February 5, 2016. Under the Consulting Agreement, Mr. Kim will receive the following compensation for providing consulting services to the Company: (1) a monthly retainer of $2,000, (2) compensation for services provided pursuant to written task orders at the rate of $250 per hour, for services provided beyond eight hours in any month; (3) expense reimbursement for reasonable out-of-pocket expenses; and (4) continued vesting of unvested stock options and restricted stock awards during the duration of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 5, 2015, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated February 5, 2015, between Jikun Kim and AeroVironment, Inc.
99.1	AeroVironment, Inc. Press Release, dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: February 5, 2015	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Consulting Agreement, dated February 5, 2015, between Jikun Kim and AeroVironment, Inc.
99.1	AeroVironment, Inc. Press Release, dated February 5, 2015